Exhibit 99.1

Dynatrace Reports First Quarter of Fiscal Year 2021 Financial Results

•	Subscription revenue of $144.4 million, up 34% year-over-year, 37% on a constant currency basis

•	ARR of $601.4 million, up 37% year-over-year, 39% on a constant currency basis

•	GAAP EPS of $0.05 and non-GAAP EPS of $0.13

WALTHAM, Mass, Jul 29, 2020 (Business Wire) - Dynatrace (NYSE: DT), the market-leading software intelligence provider, purpose-built for dynamic multiclouds, today released financial results for the first quarter of its fiscal 2021 ended June 30, 2020.

“Dynatrace reported strong first quarter results across our key operating measures,” said John Van Siclen, Dynatrace’s CEO. “We continued to see digital transformation projects accelerate as customers drive to do much more with less time, resource and cost.  Our essential role in providing intelligent observability into the dynamic multicloud ecosystems underpinning these transformations differentiates us from our competitors and positions us well for continued growth and success moving forward.”

First Quarter Fiscal 2021 and Other Recent Business Highlights:
All growth rates are compared to the first quarter of fiscal 2020 unless otherwise noted.

Financial Highlights:

•	Total Revenue of $155.5 million, an increase of 27% as reported, and 30% on a constant currency basis

•	Total ARR of $601.4 million, an increase of 37% as reported, and 39% on a constant currency basis

•	Subscription revenue of $144.4 million, an increase of 34% as reported, and 37% on a constant currency basis, and representing 93% of total revenue

•	GAAP Operating Income of $24.1 million and Non-GAAP Operating Income of $50.8 million

•	GAAP EPS of $0.05 and non-GAAP EPS of $0.13

Business Highlights:

•
Enhanced Kubernetes support with full-stack infrastructure and cloud native application observability unified and analyzed by Davis®, the Dynatrace® AI-engine. Now, dynamic, multicloud Kubernetes clusters can be easily understood, managed and optimized for smoother migrations, greater scalability, and faster application innovation.

•
Achieved FedRAMP authorization at Moderate Impact Level opening wider access to US government digital transformation projects. According to IDC[1], the US government is expected to spend $94B on digital transformation by 2023.

•
Rated the observability platform leader by G2 reviewers - including #1 rankings across Cloud Infrastructure Monitoring, AIOps Platforms, Application Performance Monitoring, Container Monitoring, Digital Experience Monitoring, and Session Replay categories.

_________________
1 IDC, Worldwide Digital Transformation Spending Guide, Version 1, 2020

First Quarter 2021 Financial Highlights
(Unaudited – in thousands, except per share amounts)

	Three Months Ended June 30,
	2020	2019
Annualized recurring revenue	$601,376	$437,622
Year-over-Year Increase	37%

Annualized recurring revenue - constant currency (*)	$609,011	$437,622
Year-over-Year Increase	39%

Revenues:
Total revenue	$155,508	$122,550
Year-over-Year Increase	27%

Total revenue - constant currency (*)	$159,084	$122,550
Year-over-Year Increase	30%

Subscription revenue	$144,357	$108,128
Year-over-Year Increase	34%

Subscription revenue - constant currency (*)	$147,681	108,128
Year-over-Year Increase	37%

Non-GAAP operating income (*)	$50,828	$27,097
Non-GAAP operating margin (*)	33%	22%

Non-GAAP net income (*)	$36,938	$9,307

Non-GAAP net income per share - diluted	$0.13	$0.04

Non-GAAP shares outstanding - diluted	284,309	238,619

Unlevered Free Cash Flow (*)	$36,950	$45,798
* Use of Non-GAAP Financial Measures
In our earnings press releases, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our website at https://ir.dynatrace.com.

Financial Outlook
Based on information available, as of July 29, 2020, Dynatrace is issuing guidance for the second quarter and raising full year fiscal 2021 as follows:

Second Quarter of Fiscal Year 2021:

•	Total revenue is expected to be in the range of $159.0 million to $161.0 million, 23% to 24% growth as reported, and 25% to 26% on a constant currency basis

•	Subscription revenue is expected to be in the range of $149.0 million to $150.5 million, 29% to 30% growth as reported, 30% to 32% on a constant currency basis

•	Non-GAAP operating income is expected to be in the range of $43.0 million to $45.0 million

•	Non-GAAP net income is expected to be in the range of $27.0 million to $28.5 million

•	Non-GAAP net income per diluted share is expected to be in the range of $0.09 to $0.10, based on a range of 288 million to 289 million diluted weighted-average shares outstanding

Full Year Fiscal 2021:

•	Total revenue is expected to be in the range of $646.0 million to $656.0 million, 18% to 20% growth as reported, and 20% to 22% on a constant currency basis

•	Subscription revenue is expected to be in the range of $603.0 million to $612.0 million, 24% to 25% growth as reported, 26% to 27% on a constant currency basis

•	Total ARR is expected to be in the range of $698.0 million to $708.0 million, 22% to 24% growth as reported, 23% to 25% on a constant currency basis

•	Non-GAAP operating income is expected to be in the range of $166.0 million to $175.0 million

•	Non-GAAP net income is expected to be in the range of $133.0 million to $141.0 million

•	Non-GAAP net income per diluted share is expected to be in the range of $0.46 to $0.49, based on a range of 288 million to 290 million diluted weighted-average shares outstanding

•	Total unlevered free cash flow is expected to be in the range of $187.0 million to $195.0 million, 29% to 30% of revenue

Our guidance is based on foreign exchange rates as of June 30, 2020 for entities reporting in currencies other than U.S. Dollars.

While we believe we are in a strong financial position to weather the impact to our business from COVID-19, many of our customers and prospects are operating under very challenging circumstances and may reduce or re-evaluate their spend.  As such, in our second quarter and full year 2021 guidance we factor in the expected impacts of COVID‑19 on our business and results of operations based on information available to us today. Our outlook assumes a continued challenging economic environment and incorporates a wider range of outcomes for the remainder of the fiscal year. Significant variation from these assumptions could cause us to raise, lower or modify our expectations and our guidance, and we undertake no obligation to update our assumptions, expectations or our guidance.  These statements are forward-looking, and actual results may differ materially, as further discussed below under the heading “Cautionary Language Concerning Forward-Looking Statements”.

Reconciliation of non-GAAP operating income, non-GAAP net income, non-GAAP net income per share and unlevered free cash flow guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense, employer taxes and tax deductions specific to equity compensation awards that are directly impacted by future hiring, turnover and retention needs, as well as unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

These statements are forward-looking and actual results may differ materially. Refer to the section under the heading Forward-Looking Statements below for information on the factors that could cause our actual results to differ materially.

Conference Call and Webcast Information
Dynatrace will host a conference call today, July 29, 2020, to discuss its results and business outlook at 8:00 a.m. Eastern Time. The call will be accessible by telephone at 833-714-0933 (domestic) or 833-714-0959 (international). The call will also be available live via webcast on the Company’s website at https://ir.dynatrace.com. A telephone replay of the conference call will be available at 800-585-8367 or 416-621-4642 (access code 1137277) until August 12, 2020. A webcast replay will be available at https://ir.dynatrace.com.

The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

Non-GAAP Financial Measures & Key Metrics
In addition to disclosing financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain certain non-GAAP financial measures.
Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. Dynatrace considers these non-GAAP financial measures to be important because they provide useful indicators of its performance and liquidity measures. These are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operational plans. In addition, investors often use similar measures to evaluate the performance of a company. Non-GAAP financial measures are presented for supplemental informational purposes only for understanding the company’s operating performance. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP financial measures presented by other companies. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements.
Dynatrace presents constant currency amounts for Revenue and Annual Recurring Revenue to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. All growth comparisons relate to the corresponding period in the last fiscal year. Dynatrace provides this non-GAAP financial information to aid investors in better understanding our performance.
Adjusted EBITDA is defined as Net Income (loss) adjusted by removing the impact of our capital structure (net interest income or expense from our outstanding debt), asset base (depreciation and amortization), tax consequences, restructuring and other gains and losses, transaction and sponsor related costs, gains and losses on foreign currency and stock-based compensation.
Annual Recurring Revenue “ARR” is defined as the daily revenue of all subscription agreements that are actively generating revenue as of the last day of the reporting period multiplied by 365. We exclude from our calculation of Total ARR any revenues derived from month-to-month agreements and/or product usage overage billings.
Dynatrace Net Expansion Rate is defined as the Dynatrace® ARR at the end of a reporting period for the cohort of Dynatrace® accounts as of one year prior to the date of calculation, divided by the Dynatrace® ARR one year prior to the date of calculation for that same cohort. This calculation excludes the benefit of Dynatrace® ARR resulting from the conversion of Classic products to the Dynatrace® platform.
Dynatrace customers are defined as accounts, as identified by a unique account identifier, that generate at least $10,000 of Dynatrace® ARR as of the reporting date. In infrequent cases, a single large organization may comprise multiple customer accounts when there are distinct divisions, departments or subsidiaries that operate and make purchasing decisions independently from the parent organization. In cases where multiple customer accounts exist under a single organization, each customer account is counted separately based on a mutually exclusive accounting of ARR.
Adjusted EBITDA/Net Debt Leverage Ratio is defined as our Net Debt divided by our trailing twelve month Adjusted EBITDA. Net Debt is defined as total principal less cash and cash equivalents.
Unlevered Free Cash Flow is defined as net cash provided by (used in) operating activities and adjusted to exclude cash paid for interest (net of tax), non-recurring restructuring and acquisition related costs, along with costs associated with one-time offerings and filings, less cash used in investing activities for acquisition of property and equipment. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
About Dynatrace
Dynatrace provides software intelligence to simplify cloud complexity and accelerate digital transformation. With advanced observability, AI, and continuous automation, our all-in-one platform provides precise answers about the performance of applications, the underlying infrastructure and the experience of all users to enable organizations to innovate faster, collaborate efficiently, and deliver more value with dramatically less effort. That’s why many of the world’s largest enterprises trust Dynatrace to modernize and automate cloud operations, release better software faster, and deliver unrivaled digital experiences. Curious to see how you can simplify your cloud? Let us show you. Visit our trial page for a free 15-day Dynatrace trial. To learn more about how Dynatrace can help your business, visit https://www.dynatrace.com, visit our blog and follow us on Twitter @dynatrace.
Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding management’s expectations of future financial and operational performance and operational expenditures, expected growth, and business outlook, including our financial guidance for the second fiscal quarter and full year 2021, and statements regarding the size of our market and our positioning for capturing a larger share of our market. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, the effect of the COVID-19 pandemic on our business operations and demand for our products as well as its impact on general economic and financial market conditions, our ability to maintain our subscription revenue growth rates in future periods, our ability to service our substantial level of indebtedness, market adoption of software intelligence solutions for application performance monitoring, digital experience monitoring and infrastructure monitoring, continued spending on and demand for software intelligence solutions, our ability to maintain and acquire new customers, our ability to differentiate our platform from competing products and technologies; our ability to successfully recruit and retain highly-qualified personnel; the price volatility of our common stock, and other risks set forth under the caption “Risk Factors” in our Form 10-K filed on May 27, 2020 and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

DYNATRACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited – In thousands, except per share amounts)

	Three Months Ended June 30,
	2020	2019
Revenue:
Subscription	$144,357	$108,128
License	638	3,784
Service	10,513	10,638
Total revenue	155,508	122,550
Cost of revenue:
Cost of subscription	16,706	16,177
Cost of service	8,010	8,809
Amortization of acquired technology	3,826	4,557
Total cost of revenue	28,542	29,543
Gross profit	126,966	93,007

Operating expenses:
Research and development	23,505	25,659
Sales and marketing	49,163	58,215
General and administrative	21,527	31,882
Amortization of other intangibles	8,686	10,142
Restructuring and other	(21)	115
Total operating expenses	102,860	126,013
Income (loss) from operations	24,106	(33,006)
Interest expense, net	(4,113)	(19,186)
Other income, net	19	94
Income (loss) before income taxes	20,012	(52,098)
Income tax (expense) benefit	(7,147)	2,943
Net income (loss)	$12,865	$(49,155)
Net income (loss) per share:
Basic	$0.05	$(0.21)
Diluted	$0.05	$(0.21)
Weighted average shares outstanding:
Basic	279,069	237,693
Diluted	284,309	237,693
UNAUDITED SHARE-BASED COMPENSATION

	Three Months Ended June 30,
	2020	2019
Cost of revenue	$1,498	$3,309
Research and development	2,418	7,127
Sales and marketing	5,405	15,104
General and administrative	3,351	15,885
Total share-based compensation expense	$12,672	$41,425

DYNATRACE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	June 30, 2020	March 31, 2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$250,377	$213,170
Accounts receivable, net	93,763	157,058
Deferred commissions, current	39,080	38,509
Prepaid expenses and other current assets	58,716	61,188
Total current assets	441,936	469,925
Property and equipment, net	33,673	31,508
Operating lease right-of-use asset, net	44,209	—
Goodwill	1,270,986	1,270,733
Other intangible assets, net	188,717	201,592
Deferred tax assets, net	21,181	20,460
Deferred commissions, non-current	37,778	39,736
Other assets	8,350	8,126
Total assets	$2,046,830	$2,042,080

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$3,767	$11,112
Accrued expenses, current	74,907	93,728
Deferred revenue, current	352,803	384,060
Operating lease liabilities, current	9,712	—
Total current liabilities	441,189	488,900
Deferred revenue, non-current	49,580	60,711
Accrued expenses, non-current	18,062	20,987
Operating lease liabilities, non-current	38,970	—
Long-term debt	510,452	509,985
Total liabilities	1,058,253	1,080,583
Commitments and contingencies
Shareholders' equity:
Common shares, $0.001 par value, 600,000,000 shares authorized, 281,055,994 and 280,853,040 shares issued and outstanding at June 30, 2020 and March 31, 2020, respectively	281	281
Additional paid-in capital	1,589,598	1,573,347
Accumulated deficit	(580,855)	(594,026)
Accumulated other comprehensive loss	(20,447)	(18,105)
Total shareholders' equity	988,577	961,497
Total liabilities and shareholders' equity	$2,046,830	$2,042,080

DYNATRACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited – In thousands)

	Three Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$12,865	$(49,155)
Adjustments to reconcile net income (loss) to cash provided by operations:
Depreciation	1,590	2,034
Amortization	13,019	15,081
Share-based compensation	12,672	41,425
Deferred income taxes	(175)	(8,877)
Other	466	416
Net change in operating assets and liabilities:
Accounts receivable	64,265	34,116
Deferred commissions	2,229	(720)
Prepaid expenses and other assets	275	(924)
Accounts payable and accrued expenses	(23,212)	(8,464)
Operating leases, net	311	—
Deferred revenue	(47,297)	9,235
Net cash provided by operating activities	37,008	34,167

Cash flows from investing activities:
Purchase of property and equipment	(4,418)	(4,151)
Capitalized software additions	(131)	(333)
Net cash used in investing activities	(4,549)	(4,484)

Cash flows from financing activities:
Repayment of term loans	—	(19,000)
Equity repurchases	(13)	(53)
Proceeds from employee stock purchase plan	3,592	—
Installments related to acquisition	—	(4,694)
Net cash provided by (used in) financing activities	3,579	(23,747)

Effect of exchange rates on cash and cash equivalents	1,169	203

Net increase in cash and cash equivalents	37,207	6,139

Cash and cash equivalents, beginning of period	213,170	51,314
Cash and cash equivalents, end of period	$250,377	$57,453

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands)

	Three Months Ended June 30, 2020
	GAAP	Share-based compensation	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenue	$28,542	$(1,498)	$(3,826)	$—	$23,218
Gross profit	126,966	1,498	3,826	—	132,290
Gross margin	82%				85%
Research and development	23,505	(2,418)	—	—	21,087
Sales and marketing	49,163	(5,405)	—	—	43,758
General and administrative	21,527	(3,351)	—	(1,559)	16,617
Amortization of other intangibles	8,686	—	(8,686)	—	—
Restructuring and other	(21)	—	—	21	—
Operating income	24,106	12,672	12,512	1,538	50,828
Operating margin	16%				33%

	Three Months Ended June 30, 2019
	GAAP	Share-based compensation	Amortization of other intangibles	Restructuring & other	Non-GAAP
Non-GAAP operating income:
Cost of revenue	$29,543	$(3,309)	$(4,557)	$—	$21,677
Gross profit	93,007	3,309	4,557	—	100,873
Gross margin	76%				82%
Research and development	25,659	(7,127)	—	—	18,532
Sales and marketing	58,215	(15,104)	—	—	43,111
General and administrative	31,882	(15,885)	—	(3,864)	12,133
Amortization of other intangibles	10,142	—	(10,142)	—	—
Restructuring and other	115	—	—	(115)	—
Operating (loss) income	(33,006)	41,425	14,699	3,979	27,097
Operating margin	(27)%				22%

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except per share amounts)

	Three Months Ended June 30,
	2020	2019
Non-GAAP net income:
Net income (loss)	$12,865	$(49,155)
Income tax expense (benefit)	7,147	(2,943)
Cash paid for tax	(10,127)	(2,052)
Interest expense, net	4,113	19,186
Cash paid for interest	(3,763)	(15,738)
Share-based compensation	12,672	41,425
Amortization of other intangibles	8,686	10,142
Amortization of acquired technology	3,826	4,557
Transaction and sponsor related costs	1,559	3,864
Restructuring and other	(21)	115
Gain on currency translation	(19)	(94)
Non-GAAP net income	$36,938	$9,307

Share count:
Weighted-average shares outstanding - basic	279,069	237,693
Weighted-average shares outstanding - diluted	284,309	237,693

Shares used in non-GAAP per share calculations:
Weighted-average shares outstanding - basic	279,069	237,693
Weighted-average shares outstanding - diluted	284,309	238,619

Net income (loss) per share:
Net income (loss) per share - basic	$0.05	$(0.21)
Net income (loss) per share - diluted	$0.05	$(0.21)
Non-GAAP net income per share - basic	$0.13	$0.04
Non-GAAP net income per share - diluted	$0.13	$0.04

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands)

	Three Months Ended June 30,		Trailing Twelve Months Ended June 30, 2020
	2020	2019
Adjusted EBITDA:
Net income (loss)	$12,865	$(49,155)	$(356,004)
Income tax expense (benefit)	7,147	(2,943)	209,581
Interest expense, net	4,113	19,186	30,324
Amortization	13,019	15,081	56,395
Depreciation	1,590	2,034	7,420
Restructuring and other	(21)	115	956
Transaction and sponsor related costs	1,559	3,864	19,314
(Gain) loss on currency translation	(19)	(94)	1,272
Share-based compensation	12,672	41,425	193,725
Adjusted EBITDA	$52,925	$29,513	$162,983

	Three Months Ended June 30,
	2020	2019
Unlevered Free Cash Flow ("uFCF") (After tax adjustment):
Net cash provided by operating activities	$37,008	$34,167
Cash paid for interest expense	3,763	15,738
Restructuring and other	(21)	115
Purchase of property, plant, and equipment	(4,418)	(4,151)
Transaction and sponsor related costs	1,559	3,864
Total uFCF	37,891	49,733
Interest tax adjustment	(941)	(3,935)
uFCF (After tax adjustment)	$36,950	$45,798

	June 30, 2020
Adjusted EBITDA/Net Debt Leverage Ratio:
Long-term debt	$510,452
Cash	250,377
Net debt	260,075

TTM Adjusted EBITDA	$162,983
Leverage Ratio	1.6	x

Contacts

Investor Contact:
Noelle Faris
VP, Investor Relations
Noelle.Faris@dynatrace.com

Media Relations:
Jerome Stewart
VP, Communications
Jerome.Stewart@dynatrace.com

Jack Murphy
Jack.Murphy@icrinc.com
Source: Dynatrace Investor Relations